Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-201065) pertaining to the Landmark Infrastructure Partners LP 2014 Long-Term Incentive Plan of our report dated February 26, 2015, with respect to the consolidated and combined financial statements and schedule of Landmark Infrastructure Partners LP incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Irvine, California

February 26, 2015